Exhibit 3.1

DelawareThe First StatePage 1 6551776 8100Authentication: 203992776SR# 20233279427Date: 08-17-23You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AULT ALLIANCE, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 2023, AT 2:47 O`CLOCK P.M.